SigmaBroadBand Co.

UNANIMOUS WRITTEN CONSENT OF BOARD OF DIRECTORS IN LIEU OF MEETING

The undersigned, being all of the directors of SigmaBroadBand Co., a Georgia corporation (the "Corporation"), do hereby waive notice and consent to the adoption of the following resolutions pursuant to the Georgia General Corporation Law, do hereby waive notice and adopt the following resolutions with the same force and effect as if such resolutions had been duly presented and adopted at a meeting of the Board of Directors of the Corporation:

WHEREAS, the Board of Directors has deemed it advisable to issue Jeffery Brown, One (1) Share of Preferred Series A stock;

NOW, THEREFORE, be it:

RESOLVED, the Board of Directors do hereby approve the issuance of One (1) Share of Preferred Series A stock to Jeffery Brown, and be it

FURTHER RESOLVED, that the Officers of said Corporation be, and they hereby are, authorized to sign any and all documents and perform any and all acts on behalf of the Corporation, in their discretion, deem necessary, desirable or appropriate for the issuance of 1 share of Preferred A stock to Jeffery Brown.

IN WITNESS WHEREOF, we hereby set our hands this 21th day of Sept, 2017.

Jeffery Brown

Jeffery Brown, President

SLBB- BOD RES PREF_A ver121.doc